SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                 AMENDMENT NO.1

                                       TO

                                    FORM 8-A



                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934



                                   PALEX, INC.
             (Exact name of registrant as specified in its charter)




                Delaware                                76-0520673
(State of incorporation or organization)    (I.R.S. Employer Identification No.)



         3555 Timmons Lane
         Suite 610
         Houston, Texas                                    77027
(address of principal executive offices)                 (Zip Code)





SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                      None
                                      ----
                                (Title of Class)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

Title of each class                          Name of each exchange on which
to be so registered:                         each class is to be registered:

Common Stock,
par value, $.01 per share                         NASDAQ  National Market
--------------------------                        -----------------------

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ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

               A description of the common stock, par value $.01 per share (the "Common Stock"), of PalEx, Inc. (the "Registrant") to be registered hereunder is set forth under the captions "Prospectus Summary" and "Description of Capital Stock" in the prospectus included in the Registrant's Registration Statement on Form S-1 (No. 333-18683), as filed with the Securities and Exchange Commission on December 24, 1996 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

ITEM 2.        EXHIBITS

        The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

    *     1.        Registrant's   Registration   Statement  on  Form  S-1  (No.
                    333-18683), as amended, filed with the Securities and Exchange Commission on December 24, 1996 (the "Registration
                    Statement").

          2. Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registration Statement).

          3. Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registration Statement).

          4. Specimen Certificate evidencing shares of Common Stock of the Registrant (incorporated by reference from Exhibit 4.1 to the Registration Statement).

------------------
*       Previously filed.


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





                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  January 15, 1997

                                          PALEX, INC.



                                          By:     /s/ VANCE K. MAULTSBY, JR.
                                              ------------------------------
                                                    Vance K. Maultsby, Jr.
                                           President and Chief Executive Officer




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